CleanSpark Completes Acquisition of Mawson Inc.’s Sandersville Facility

The acquisition has already added 560 PH/s of low-carbon bitcoin mining to CleanSpark’s hashrate, bringing its total hashrate to over 4.7 EH/s; The site is expected to bring an additional 1 EH/s by year-end; Total planned capacity is 230 MW or 7.0 EH/s

LAS VEGAS, October 11, 2022 -- CleanSpark, Inc. (Nasdaq: CLSK) (“CleanSpark”), America’s Bitcoin Miner™, today announced it has completed the acquisition of Mawson Infrastructure Group Inc.’s (Nasdaq: MIGI) (“Mawson”) bitcoin mining facility in Sandersville, Georgia, effective October 8. The acquisition includes nearly 6,500 miners, or about 560 petahashes per second (PH/s). Mawson’s former staff at the site have transitioned to CleanSpark’s team.

The Sandersville site is CleanSpark’s fourth campus in Georgia, with other locations in College Park, Norcross, and Washington. The company co-locates machines in Massena, NY, and has co-location agreements with Lancium in West Texas, slated to start hashing in 2023. Including Sandersville, CleanSpark operates about 220 MW of bitcoin miners with a hashrate of over 4.7 EH/s. CleanSpark draws power predominantly from low-carbon sources, such as nuclear energy, and boasts a clean energy profile that is over 90% non-carbon.

“Mawson has built a world-class facility, staffed by an incredible team, and we are looking forward to continuing their work in Sandersville, eventually building this site to its full potential of 230 MW as we work toward our 2023 year-end guidance of 22.4 EH/s,” said Zach Bradford, CleanSpark’s CEO. “We are equally committed to deepening and developing our relationship with the people of Sandersville as we build sustainable bitcoin infrastructure.”

CleanSpark has a strong tradition of supporting the communities it operates in. It has invested over $275 million in Georgia communities, which includes property and energy infrastructure upgrades, equipment and hardware investments, over 80 highly skilled and skilled jobs, scholarships, and various community sponsorships.

In accordance with the definitive agreements, Mawson received at closing consideration of approximately $34.3 million, which includes 1,590,175 shares of CleanSpark common stock, subject to certain holdbacks. Mawson may receive an additional $2 million in a seller-financed earn-out payable after 60 days post-closing once certain conditions are met.

H.C. Wainwright & Co. acted as financial advisor to CleanSpark. Baker Donelson and Katten Muchin Rosenman LLP served as legal counsel for CleanSpark in connection with the transaction.

About CleanSpark

CleanSpark (NASDAQ: CLSK) is America’s Bitcoin Miner™. Since 2014, we’ve helped people achieve energy independence for their homes and businesses. In 2020, we began applying that expertise to develop sustainable infrastructure for Bitcoin, an essential tool for financial independence and inclusion. We strive to leave the planet better than we found it by sourcing and investing in low-carbon energy, like wind, solar, nuclear, and hydro. We cultivate trust and transparency among our employees, the communities we operate in, and the people around the world who depend on Bitcoin. CleanSpark is a Forbes 2022 America's Best Small Company and holds the 44th spot on the Financial Times' List of the 500 Fastest Growing Companies in the Americas. For more information about CleanSpark, please visit our website at www.cleanspark.com.

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Investor Relations Contact

Matt Schultz, Executive Chairman
ir@cleanspark.com

Media Contacts

Isaac Holyoak
pr@cleanspark.com

BlocksBridge Consulting
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